For period ending  March 31, 2002

File number 811-4587
Exhibit  77Q-1.




ARTICLES OF AMENDMENT
OF
RESTATEMENT OF ARTICLES OF INCORPORATION
OF
BRINSON  FINANCIAL SERVICES GROWTH FUND INC.

        Brinson Financial Services Growth Fund Inc., a Maryland Corporation, having its principal office in Baltimore, Maryland the Corporation, desiring to change its name to UBS Financial Services Fund Inc., hereby certifies to the State Department of Assessments and Taxation of Maryland that


FIRST
	Article SECOND of the Restatement of Articles of Incorporation of the Corporation is amended by striking Brinson Financial Services
Growth Fund Inc. and substituting there for UBS Financial Services
Fund Inc.


SECOND
	This amendment was approved by the Board of Directors on February 13, 2002, and is to become effective April 8, 2002.


        IN WITNESS WHEREOF, Brinson Financial Services Growth Fund Inc., has caused these presents to be signed in its name on its behalf by its Vice President and Secretary and its corporate seal to be here unto affixed and attested to by its Assistant Secretary on this 13th day of February, 2002.
        Brinson Financial Services Growth Fund Inc.

By	/s/ Amy R. Doberman
  Amy R. Doberman
Vice President and Secretary
Attest
	/s/ Evelyn De Simone


         THE UNDERSIGNED, Vice President and Secretary of Brinson Financial Services Growth Fund Inc., who executed on behalf of said
Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

							/s/ Amy R. Doberman
						Amy R. Doberman													Vice President and Secretary

AMENDMENT TO RESTATED BY-LAWS
BRINSON FINANCIAL SERVICES GROWTH FUND INC.
CERTIFICATE OF VICE PRESIDENT AND SECRETARY

	I, Amy R. Doberman, Vice President and Secretary of Brinson Financial Services Growth Fund Inc. Fund, hereby certify that, at a duly convened meeting of the Board of Directors of the Fund held on February 13, 2002, the Directors adopted the following resolution
         RESOLVED that the Restated By-Laws dated May 13, 1998 be, and they hereby are amended to change the name of the Fund from Brinson
Financial Services Growth Fund Inc. to UBS Financial Services
Fund Inc.

The Article I, Section 1.01 of the Restated By-Laws is hereby amended to read as follows

The name of the Corporation is UBS Financial Services Fund Inc.


Dated February 19, 2002
         			By 	/s/ Amy R. Doberman
							Name  Amy R. Doberman
							Title    Vice President and Secretary


New York, New York ss

On this 19th day of February, before me personally appeared Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.


         					/s/ Victoria Drake
								Notary Public